Exhibit 10.1

AMENDMENT NO. 8

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 8 TO CREDIT AGREEMENT, dated as of February 25, 2022 (this “Agreement”), is entered into by and between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), FARM CREDIT SERVICES OF AMERICA, FLCA, a federally‑chartered instrumentality of the United States (“FLCA”), FARM CREDIT SERVICES OF AMERICA, PCA, a federally‑chartered instrumentality of the United States (“PCA”, and together with FLCA, individually and collectively, the “Lender”), and COBANK, ACB, a federally‑chartered instrumentality of the United States (“Cash Management Provider” or “Agent”).  Capitalized terms not defined herein shall have the meanings set forth in the Existing Credit Agreement.

BACKGROUND:

WHEREAS, the Company, Lender and Agent are parties to a Credit Agreement dated as of June 24, 2014, Amendment No. 1 to Credit Agreement dated as of February 11, 2015, Amendment No. 2 to Credit Agreement dated as of February 11, 2015, Amendment No. 3 to Credit Agreement dated as of January 25, 2016, Amendment No. 4 to Credit Agreement dated as of November 8, 2019, Amendment No. 5 to Credit Agreement dated as of February 26, 2021, Amendment No. 6 to Credit Agreement dated as of July 30, 2021 and Amendment No. 7 to Credit Agreement dated as of October 29, 2021 (as the same may from time to time be amended, restated, modified or otherwise supplemented, collectively the “Existing Credit Agreement”), and the other Loan Documents;

WHEREAS, the Company has requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and

WHEREAS, Lender and Agent are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1        Definitions.

1.1          Certain Definitions.  The following terms when used in the Agreement shall have the following meanings:

“Agent” is defined in the preamble to this Agreement.

“Agreement” is defined in the preamble to this Agreement.

“Cash Management Provider” is defined in the preamble to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Effective Date” is defined in Article 4.

“Existing Credit Agreement” is defined in the first recital to this Agreement.

“FLCA” is defined in the preamble to this Agreement.

“Lender” is defined in the preamble to this Agreement.

“PCA” is defined in the preamble to this Agreement.

“Third Amended and Restated Revolving Credit Note” is defined in Section 2.1 of this Agreement.

1.2          Other Definitions.  Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE 2        Amendments.

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

2.1         Revolving Credit Note.  The Revolving Credit Note referenced in Section 2.3(b) of the Existing Credit Agreement, and attached to the Existing Credit Agreement as Exhibit D, has been amended and restated in its entirety and is in the form attached hereto as Exhibit A, the terms and provisions of which are incorporated into the Existing Credit Agreement by reference and made a part thereof (the “Third Amended and Restated Revolving Credit Note”).

2.2        Amendment to Section 2.3 of the Existing Credit Agreement.  Section 2.3 of the Existing Credit Agreement is hereby amended by deleting paragraph (d) in its entirety and substituting the following paragraph (d) in its place:

“(d)         Protective Advances.  Lender is authorized by the Company (but shall have absolutely no obligation to), from time to time in Lender’s sole discretion, to make Revolving Credit Loans to or on behalf of the Company that Lender and Agent deem necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Company pursuant to the terms of this Agreement, including payments of reimbursable expenses (including reasonable costs, fees, and expenses as described in Section 11.2) and other sums payable under the Loan Documents (any of such Revolving Credit Loans are herein referred to as “Protective Advances”).  Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied.  The Protective Advances shall be secured by the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be Daily Simple SOFR Rate Loans.”

2.3        Amendment to Section 2.5 of the Existing Credit Agreement.  Section 2.5 of the Existing Credit Agreement is hereby amended by deleting Section 2.5 in its entirety and substituting the following Section 2.5 in its place:

“2.5        Interest Payment Dates.  Interest on principal amounts subject to the Quoted Rate Option, LIBOR Index Option or Daily Simple SOFR Rate Option shall be:  (a) calculated monthly in arrears as of the last day of each month and on the final maturity date of the Loans; and (b) due and payable monthly in arrears on the twentieth (20th) day of the following month (or on such other day in such month as Agent shall require in a written notice to the Company) and at maturity (whether at stated maturity, by acceleration or otherwise) and after maturity on demand, and on the date of any payment or prepayment of any principal amount on the amount paid.  Interest on Loans to which the LIBOR Option applies shall be due and payable in arrears on the last day of each Interest Period for such Loans and, in the case of Interest Periods of greater than three months, interest shall be paid on the date that is the three‑ month anniversary of the first day of such Interest Period and on the last day of such Interest Period, commencing on the first such date to occur after the date hereof, and at maturity (whether at stated maturity, by acceleration or otherwise), after maturity on demand, and on the date of any payment or prepayment of any such Loan on the amount paid.  Interest based on the Quoted Rate Option, LIBOR Option, LIBOR Index Option or Daily Simple SOFR Rate will be calculated in each case on the basis of the actual number of days elapsed in a year of 360 days.”

2.4          Amendment to Section 2.7 of the Existing Credit Agreement.  Section 2.7 of the Existing Credit Agreement is hereby amended by deleting Section 2.7 in its entirety and substituting the following Section 2.7 in its place:

“2.7        Right to Prepay.  The Company shall have the right at its option from time to time to prepay any of the Loans in whole or in part without premium or penalty, except as may be otherwise set forth in a Note and except as provided in Sections 3.1, 3.4 and 11.2.  Whenever the Company desires to prepay all or any part of the Loans, it shall provide a prepayment notice to Agent by 1:00 p.m. (Mountain time) (a) at least three (3) Business Days prior to the date of prepayment of any Loans to which the LIBOR Option or the Quoted Rate Option applies, (b) at least one (1) Business Day prior to the date of prepayment of any Loans to which the Daily Simple SOFR Rate Option applies and (c) on the same Business Day of prepayment of any Loans to which the LIBOR Index Option applies, setting forth in each case the following information:  (a) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (b) a statement indicating the application of the prepayment between the various Facilities (if more than one hereunder); (c) a statement indicating the application of the prepayment among Loans to which the Quoted Rate Option applies, Loans to which the LIBOR Index Option applies, Loans to which the LIBOR Option applies and Loans to which the Daily Simple SOFR Rate Option applies; and (d) the principal amount of such prepayment, which shall be in the minimum principal amount of the lesser of (i) $100,000 for each Loan or (ii) the then outstanding amount of the Loan being prepaid.

Unless otherwise agreed to by Agent, all prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the LIBOR Index Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  If a Term Loan is included among the Facilities, all prepayments made under any Term Loan shall be applied (a) first, to the unpaid installments of principal thereunder scheduled to be paid within 365 days after such prepayment, in the order of scheduled maturities, and (b) second, to the unpaid installments of principal thereunder scheduled to be paid 366 days or more after such prepayment, in the inverse order of scheduled maturities. Except as otherwise provided in this Agreement or a Note, if the Company prepays a Loan but fails to specify the applicable Loan which the Company is prepaying, the prepayment shall be applied (i) first to Loans made under the Revolving Credit Facility, second to the Revolving Term Facility, and third to the Term Loan; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the LIBOR Index Option applies, then to Loans to which the Daily Simple SOFR Rate Option applies, then to Loans to which the LIBOR Option applies and then to Loans to which the Quoted Rate Option applies.  Any prepayment of a Loan under the LIBOR Option or the Quoted Rate Option shall be subject to the Company’s obligation to indemnify Lender for break funding damages and costs to the extent provided in Section 3.4.”

2.5        Amendment to Section 3.3 of the Existing Credit Agreement.  Section 3.3 of the Existing Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following paragraph (a) in its place:

“(a)       Unascertainable.  If, on any date on which a LIBOR Rate or LIBOR Index Rate would otherwise be determined, Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that:

(i)	adequate and reasonable means do not exist for ascertaining such LIBOR Rate or LIBOR Index Rate (other than as a result of a Benchmark Transition Event), or

(ii)
a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate or LIBOR Index Rate, then in either case Lender and Agent shall have the rights specified in Section 3.3(c).”

2.6        Amendment to Section 3.5 of the Existing Credit Agreement.  Section 3.5 of the Existing Credit Agreement is hereby amended by deleting Section 3.5 in its entirety and substituting the following Section 3.5 in its place:

“3.5       Benchmark Replacement Setting.  Notwithstanding anything to the contrary herein or in any other Loan Document (and any Interest Rate Hedge or other interest rate agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.5):

(a)          Replacing LIBOR.  On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of 1‑month, 3‑month, 6‑month and 12‑ month LIBOR tenor settings.  On the earlier of (a) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (b) the Early Opt‑in Effective Date, if the then‑current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)          Replacing Future Benchmarks.  Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then‑current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 3:00 p.m. (Denver, Colorado time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Company without any amendment to this Agreement or any other Loan Document, or further action or consent of the Company or any other Person.  At any time that the administrator of the then‑current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Company may revoke any request for a borrowing of, conversion to or continuation of any portion of the Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to a portion of the Loans at the Effective Prime Rate.  During the period referenced in the foregoing sentence, the component of LIBOR Rate or LIBOR Index Rate based upon the Benchmark will not be used in any determination of Effective Prime Rate.

(c)         Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Company or any other Person.

(d)         Notices; Standards for Decisions and Determinations.  Agent will promptly notify the Company of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes.  Any determination, decision or election that may be made by Agent pursuant to this Section 3.5 will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Company or any other Person.

(e)        Unavailability of Tenor of Benchmark.  At any time, (i) if the then‑current Benchmark is a term rate (including Term SOFR or LIBOR, then Agent may remove any tenor of such Benchmark that is unavailable or non‑representative for Benchmark (including Benchmark Replacement) settings and (b) Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)            Certain Defined Terms.  As used in this Section 3.5:

“Available Tenor” means, as of any date of determination and with respect to the then‑current Benchmark, as applicable, (a) if the then‑current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 3.5, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.  Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)          For purposes of Section 3.5(a), the first alternative set forth below that can be determined by Agent:

(a)          the sum of:  (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of 1‑month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of 3‑months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of 6‑months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of 12‑months’ duration, or

(b)          the sum of:  (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR‑based rate having approximately the same length as the interest payment period specified in Section 3.5(a); and

(2)         For purposes of Section 3.5(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Agent as the replacement for such Available Tenor of such Benchmark;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “LIBOR Index Rate”, “LIBOR Index Option” or “Effective Prime Rate”, the definition of “Business Day” and “U.S. Banking Day,” the definition of “Interest Period” and similar terms, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then‑current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then‑current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral or syndicated business loans; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Early Opt‑in Effective Date” means, with respect to any Early Opt‑in Election, the first (1st) Business Day (or such later date as Agent may specify in the written notice of Early Opt‑in Election) after the date notice of such Early Opt‑in Election is provided to the Company.

“Early Opt‑in Election” means, if the then‑current Benchmark is LIBOR, the occurrence of the election by Agent to trigger a fallback from LIBOR and the provision by Agent of written notice of such election to the Company.

“LIBOR” means the London interbank offered rate for U.S. dollars, including the LIBOR Index Rate and the LIBOR Rate.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Term SOFR” means, for the applicable corresponding tenor, the forward‑looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.”

2.7         Amendment to Article 10 of the Existing Credit Agreement.  Article 10 of the Existing Credit Agreement is hereby amended by adding the following Section 10.13 in chronological order:

“10.13    Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time Agent makes a payment hereunder in error to any Lending Party, whether or not in respect of an Obligation due and owing by the Company at such time (any such payment, an “Erroneous Payment”), then in any such event, each Lending Party receiving an Erroneous Payment severally agrees to repay to Agent promptly upon demand the Erroneous Payment received by such Lending Party in immediately available funds (and in the currency so received), with interest thereon for each day from and including the date such Erroneous Payment is received by it to but excluding the date of payment to Agent, at the greater of the Effective Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.  Each Lending Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Erroneous Payment.  Agent shall inform each Lending Party promptly upon determining that any payment made to such Lending Party comprised, in whole or in part, an Erroneous Payment (and such determination shall be conclusive absent manifest error).”

2.8         Amendment to Section A of Annex A of the Existing Credit Agreement.  Section A of Annex A of the Existing Credit Agreement is hereby amended by deleting the following defined terms and substituting the following defined terms in their place:

“Interest Rate Option” means the Company’s option to have Loans under a Facility bear interest at the LIBOR Option, LIBOR Index Option, Quoted Rate Option, or the Daily Simple SOFR Rate Option, in each case pursuant to and as permitted by the terms of the applicable Note.

“Working Capital” means, with respect to any Person as of any date of determination, the excess of current assets over current liabilities (as determined in accordance with GAAP).  For purposes of determining the current assets, any amount available under the Revolving Term Facility (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.  For purposes of determining the current liabilities, any amount under an operating lease that would be considered a current liability under GAAP shall be excluded.

2.9         Amendment to Section A of Annex A of the Existing Credit Agreement.  Section A of Annex A of the Existing Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

“Daily Simple SOFR Rate” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum equal to the Daily Simple SOFR Rate Spread plus the greater of (a) SOFR for the day (such day “Daily Simple SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such Daily Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor.  If by 3:00 p.m. on the second U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Transition Event (as defined in this Agreement) with respect to the Daily Simple SOFR Rate has not occurred, then the SOFR for such Daily Simple SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR Rate for no more than three (3) consecutive Daily Simple SOFR Rate Days.  Any change in the Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple SOFR Rate Option” means the option of the Company to have Loans bear interest at the Daily Simple SOFR Rate.

“Daily Simple SOFR Rate Spread” shall have the meaning set forth in the applicable Note.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100,000 of 1% (i.e., the fifth digit after the decimal)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced.  Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Erroneous Payment” is defined in Section 10.13.

“FCA” is defined in Section 3.5(a).

“Floor” means a rate of interest equal to 0.00%.

“IBA” is defined in Section 3.5(a).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2.10      Form of Compliance Certificate.  The Compliance Certificate referenced in Section 6.1(c) of the Existing Credit Agreement, and attached to the Existing Credit Agreement as Exhibit C, has been amended and restated in its entirety and is in the form attached hereto as Exhibit B.

2.11       Consent.  Lender and Agent hereby consent to the Company paying dividends to its members during the fiscal year of the Company ending on September 30, 2022 and agree that such dividends shall not result in a violation of Section 7.7 of the Existing Credit Agreement; provided, that (a) the aggregate amount of such dividends shall not exceed $11,500,000; and (b) no further dividends or other distributions of any nature shall be permitted under Sections 7.7(a) or 7.7(b) of the Existing Credit Agreement during such fiscal year.

ARTICLE 3        Representations and Warranties.

In order to induce Lender and Agent to make the amendments and consent provided for in Article 2, the Company hereby (a) represents and warrants that (i) each of the representations and warranties of the Company contained in the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except that such representations and warranties (A) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (B) shall be true and correct in all respects to the extent they are qualified by a materiality standard and (ii) no Default or Event of Default has occurred and is continuing; and (b) agrees that the incorrectness in any respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.  Without limiting the foregoing, the Company hereby (x) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to Lender and Agent in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all Collateral in favor of Lender and Agent continues unimpaired and in full force and effect, and (y) waives all defense, claims, counterclaims, rights of recoupment or set‑off against any of its obligations.

ARTICLE 4        Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when the following conditions have been satisfied:

4.1        Representations and Warranties.  The representations and warranties made by the Company pursuant to Article 3 as of the Effective Date shall be true and correct.

4.2          Revolving Credit Note.  Agent shall have received a duly executed Third Amended and Restated Revolving Credit Note.

4.3          Other Requests.  Agent shall have received such other certificates, instruments, documents, agreements, information and reports as may be requested by Agent, in form and substance satisfactory to Agent.

4.4          Payment of Fees and Expenses.  The Company shall have paid all fees and expenses of Agent and the Lending Parties, if any, payable on or before the Effective Date as required by this Agreement or any other Loan Document.

ARTICLE 5        Miscellaneous.

5.1         Loan Document Pursuant to Existing Credit Agreement.  This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

5.2         Limitation of Amendments.  The amendments and consent set forth in Article 2 shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Company which would require the consent of Agent under the Existing Credit Agreement or any other Loan Document.

5.3         Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be as effective as delivery of a manually executed counterpart of this Agreement.

5.4         Incorporation of Existing Credit Agreement Provisions.  The provisions of Article 11 of the Existing Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Pages Follow]

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Phillip Figi
Name:	Phillip Figi
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT)

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Darin Heftie
Name:	Darin Heftie
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

CASH MANAGEMENT PROVIDER AND AGENT:

COBANK, ACB

By:	/s/ Brook Stromer
Name:	Brook Stromer
Title:	Vice President

[GUARANTOR’S CONSENT PAGE TO CREDIT AGREEMENT AMENDMENT]

GUARANTOR’S CONSENT

The undersigned SIRE DISC, INC., an Iowa corporation (the “Guarantor”), hereby (a) consents to this Agreement and the transactions contemplated hereby, (b) reaffirms its obligations under that certain Continuing Guarantee dated February 11, 2015 by Guarantor in favor of Agent, for the benefit of the Lending Parties (the “Continuing Guarantee”), including, without limitation, the unconditional guarantee to Agent, for the benefit of the Lending Parties, of the full and prompt payment of the Indebtedness (as defined in the Continuing Guarantee), whether now existing or hereafter arising, and (c) represents and warrants that (i) the Continuing Guarantee continues to constitute the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, (ii) there exists no Event of Default or Default and (iii) there are no, and shall not be any, defenses to or counterclaims or rights of set‑off against any of Agent’s or the Lending Parties’ rights under the Continuing Guarantee.

SIRE DISC, INC.

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	Chairman

EXHIBIT A

Form of Third Amended and Restated Revolving Credit Note

[see attached]

THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

$10,000,000	Greenwood Village, Colorado February 25, 2022

FOR VALUE RECEIVED, SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), hereby promises to pay to the order of FARM CREDIT SERVICES OF AMERICA, PCA (which, together with its endorsees, successors, and assigns, is referred to herein as the “Bank”), at the office of CoBank, ACB (the “Agent”) located at 6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by the holder hereof to the Company), the lesser of (i) the principal sum of TEN MILLION DOLLARS ($10,000,000) (the “Revolving Credit Commitment”) or (ii) the aggregate unpaid principal balance of all loans made under the Revolving Credit Commitment by the Bank to or for the benefit of the Company (each loan and any one or more portions of any loan being referred to herein as a “Loan”) pursuant to that Credit Agreement dated as of June 24, 2014, Amendment No. 1 to Credit Agreement dated as of February 11, 2015, Amendment No. 2 to Credit Agreement dated as of February 11, 2015, Amendment No. 3 to Credit Agreement dated as of January 25, 2016, Amendment No. 4 to Credit Agreement dated as of November 8, 2019, Amendment No. 5 to Credit Agreement dated as of February 26, 2021, Amendment No. 6 to Credit Agreement dated as of July 30, 2021, Amendment No. 7 to Credit Agreement dated as of October 29, 2021 and Amendment No. 8 to Credit Agreement dated as of even date herewith, in each case, between the Company, Farm Credit Services of America, FLCA, the Bank and the Agent (as amended, restated, modified or supplemented from time to time, collectively the “Agreement”), in lawful money of the United States of America in immediately available funds, payable together with interest thereon, as set forth below, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set‑off, counterclaim or other deduction of any nature at the earlier of February 1, 2023 (the “Revolving Credit Facility Expiration Date”), or as otherwise set forth below or in the Agreement. Capitalized terms not otherwise defined in this Third Amended and Restated Revolving Credit Note (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, this “Note”) shall have the respective meanings ascribed to them by the Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Note.  This Note amends and restates, but does not constitute payment of the indebtedness evidenced by, the Second Amended and Restated Revolving Credit Note, dated as of October 29, 2021, by the Company to the order of the Bank.

1.          Principal Payments and Prepayments.  Payments and prepayments of principal shall be due and payable as set forth in the Agreement and this Note.  The entire remaining indebtedness evidenced by this Note, if not sooner paid in accordance with the terms of the Agreement or this Note, shall be due and payable on the Revolving Credit Facility Expiration Date.  If at any time, the aggregate principal amount of Loans outstanding exceeds the Revolving Credit Commitment at such time, the Company shall immediately notify the Agent and shall immediately prepay the principal amount of the outstanding Loans in an amount sufficient to eliminate such excess.

2.           Purpose of Revolving Credit Facility.  The proceeds of the Revolving Credit Facility shall be used to provide Working Capital for the Company and for any other lawful purpose.

3.          Unused Commitment Fee.  Accruing from the date hereof until the Revolving Credit Facility Expiration Date, the Company agrees to pay to the Agent a nonrefundable commitment fee (the “Unused Commitment Fee”) equal to 0.35% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) multiplied by the average daily positive difference between the amount of (i) the Revolving Credit Commitment minus (ii) the aggregate principal amount of all Loans then outstanding.  All Unused Commitment Fees shall accrue to the first day of each month and be payable monthly in arrears on the 20th day of each month hereafter and on the Revolving Credit Facility Expiration Date.

4.           Interest Payments; Interest Rate.  The Company hereby further promises to pay to the order of the Agent, at the times and on the dates provided in the Agreement, interest on the unpaid principal amount of the Loans from the date hereof until the Payment in Full of all of the Loans at the Daily Simple SOFR Rate with a Daily Simple SOFR Rate Spread of 3.45% per annum (the “Daily Simple SOFR Rate Spread”).  All Loans shall be deemed to be Daily Simple SOFR Rate Loans.

5.          Loan Requests.  Subject to the terms and conditions of this Note and the Agreement, the Company may prior to the Revolving Credit Facility Expiration Date request the Bank to make Loans by delivering, in accordance with the notice provisions of the Agreement, to the Agent not later than 12:00 noon (Denver time), the same Business Day as the proposed Business Day of borrowing, a duly completed request therefor substantially in the form of Exhibit A hereto (or a request made by CoLink or by telephone, but subject to the same deadline and containing substantially the same information, and in the case of a telephone request, immediately confirmed in writing substantially in the form of Exhibit A and delivered in accordance with the terms hereof) by physical delivery, facsimile, or electronic mail (each such request, whether telephonic or written and regardless how delivered, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the amount of the proposed Loan.  All notices and requests hereunder shall be given, and all borrowings shall occur, only on Business Days.

6.         Usury.  In no event shall the interest rate(s) applicable to principal outstanding hereunder exceed the maximum rate of interest allowed by applicable Law, as amended from time to time; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company requests the return of such amount.

7.           Miscellaneous.

(a)         This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Agreement and the other Loan Documents referred to therein.  Reference is made to the Agreement for a description of the relative rights and obligations of the Company, the Bank and the Agent, including rights and obligations of prepayment, collateral securing payment hereof, Events of Default, and rights of acceleration of maturity upon the occurrence of an Event of Default.

(b)         No delay on the part of the holder hereof in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof.  The options, powers, and rights specified herein of the holder hereof are in addition to those otherwise created or permitted by Law, the Agreement, and the other Loan Documents.  There are no claims, set‑offs, or deductions of any nature as of the date hereof that could be made or asserted by the Company against the Bank and / or the Agent or against any amount due or to become due under this Note; all such claims, set‑offs, or deductions are hereby waived by the Company.

(c)         Delivery of an executed signature page of this Note by telecopy or email (as a .pdf attachment thereto or otherwise) shall be as effective as delivery of a manually executed counterpart of this Note, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Bank and / or the Agent hereunder whatsoever).  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF and intending to be legally bound hereby, the Company has executed this Note as of the date hereof by its duly Authorized Officer.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:
Name:	Michael D. Jerke
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

COBANK, ACB

By:
Name:	Brook Stromer
Title:	Vice President

[Revolving Credit Note Signature Page]

EXHIBIT A

FORM OF REVOLVING CREDIT LOAN REQUEST

[          ], 20[__]

To:	CoBank, ACB (the “Agent”)

From:	Southwest Iowa Renewable Energy, LLC (the “Company”)

Re:
Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of June 24, 2014, by and between the Company, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, as Lender, and the Agent

Pursuant to Section 2.3(a) of the Credit Agreement, the Company hereby gives notice of its desire to receive a Revolving Credit Loan in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

(a)	The Revolving Credit Loan requested pursuant to this Revolving Credit Loan Request shall be made on [], 20[__].

(b)	The aggregate principal amount of the Revolving Credit Loan requested hereunder is [________] Dollars ($[_____]).

(c)	The Revolving Credit Loan requested hereunder shall bear interest at the Daily Simple SOFR Rate Option.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:
Name:
Title:

EXHIBIT B

[see attached]

Form of Compliance Certificate